UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 23, 2010

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Kaydon Corporation Employee Stock Ownership and Thrift Plan (the “KSOP”) intends to change its trustee, recordkeeper and investment services provider and merge the retirement plans maintained by Ace Controls, Inc., Avon Bearings Corporation and Purafil, Inc., each a subsidiary of Kaydon Corporation (“Kaydon”), into the KSOP.  As a result of these changes, the KSOP will enter into a blackout period (the “Blackout Period”) beginning on May 24, 2010.  The Blackout Period is currently expected to end on June 30, 2010.  During this Blackout Period, KSOP plan participants will be unable to access their accounts, and thus will be unable to direct or diversify their investments, obtain loans or obtain distributions.  Since the KSOP includes Kaydon common stock as an investment option, a similar Blackout Period will be in effect for directors and officers with respect to trading in Kaydon common stock during the KSOP Blackout Period.

As required under Rule 104 of the Securities and Exchange Commission’s Regulation BTR, on April 23, 2010, Kaydon sent a notice (the “Notice”) to its directors and executive officers informing them of the changes to the KSOP and the related Blackout Period.  The Notice states that, among other things, during the Blackout Period Kaydon’s directors and executive officers will be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, shares of Kaydon’s common stock, unless such transaction is exempted under Regulation BTR.

During the blackout period and for two years after the end thereof, a stockholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date of the Blackout Period, by contacting Maria Curreri, Manager-Retirement Plans by written request at Kaydon Corporation, 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108, or by phone at (734) 747-7025.

A copy of the Notice is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Form of Notice sent to Directors and Executive Officers of Kaydon Corporation on April 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 23, 2010	KAYDON CORPORATION

	By:	/s/ Debra Crane
Debra Crane